Exhibit 99.(p)

New Account Application Effective September 2020 This form may be used to establish a new non-retirement account at First Eagle Credit Opportunities Fund. To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you open an account, you will be required to provide your name, address, date of birth, and tax ID number. If you do not provide this information, we may not be able to establish your account. Do not use this form to open an Individual Retirement Account (IRA). If you do not have an Investment Dealer on your account, you may only invest in I shares, which have an initial purchase minimum of $1,000,000.* If you have any questions, please call Shareholder Services at 800.334.2143. * Your ownership of I shares will be registered on the books of the Transfer Agent (“TA”) in a TA shareholder account. 1. Individual Account Registration (all information must be supplied) * Joint Tenants with Rights of Survivorship unless otherwise stated. For joint accounts, the Social Security Number of the primary account owner will be used for IRS Reporting. Individual Account (Cannot be a minor) Joint Account (Cannot be a minor)* First Name, Middle Initial, Last Name (Primary) Joint Account Owner’s Name (if applicable) U.S. Citizen Resident Alien U.S. Citizen Resident Alien Social Security Number Date of Birth (MM/DD/YYYY) Social Security Number Date of Birth (MM/DD/YYYY) - - / / - - / / Gift/Transfer to Minor (UGMA/UTMA) Custodian Minor Both the custodian’s and minor’s information must be provided. First Name, Middle Initial, Last Name First Name, Middle Initial, Last Name - - / / - - / / Social Security Number Date of Birth (MM/DD/YYYY) Social Security Number Date of Birth (MM/DD/YYYY) U.S. Citizen Resident Alien For purpose of identification, please provide a Trust Instrument and appropriate Evidence of Authority. Individual Trust Name of Trustee Name of Co-Trustee (if applicable) Social Security Number Date of Birth (MM/DD/YYYY) Social Security Number Date of Birth (MM/DD/YYYY) - - / / - - / / Name of Trust / / Tax Identification Number Under the Agreement Dated Above (MM/DD/YYYY) Page 1

New Account Application Effective September 2020

Please provide Articles of Incorporation, Partnership Agreements, Trust Agreements, or other Organizational Documents and Certified Corporate Resolution. For purpose of verifying the account, provide information for "Authorized Traders" for all persons who will be giving instructions on an on-going basis. If there are additional Authorized Traders, please attach a sheet with all information.

1. Non-Individual Account Registration (continued)

☐ Legal Entity

Name of entity (please specify entity type below)

Tax Identification Number

Daytime Telephone Number

Authorized Trader's Name

Social Security Number

Date of Birth mm/dd/yyyy

Authorized Trader's Street Address

City

State

Zip Code

If you select any of the below, you must also complete the Beneficial Owner Legal Entity Form along with the New Account Application, which is available separately.

Is this an S Corporation?	☐ Yes ☐ No	Is this a Church or Religious Institution?	☐ Yes ☐ No
Is this a Government Entity?	☐ Yes ☐ No	Is this a College or University?	☐ Yes ☐ No
Is this a Limited Liability Company?	☐ Yes ☐ No	Is this a Club or Fraternal Organization?	☐ Yes ☐ No
Is this a Corporation?	☐ Yes ☐ No	Is this an Investment Club?	☐ Yes ☐ No
Is this a Partnership?	☐ Yes ☐ No	Is this a School District?	☐ Yes ☐ No
Is this a Hospital or Medical Institution?	☐ Yes ☐ No	Is this a Statutory Trust?	☐ Yes ☐ No
Is this an exempt Organization or Institution?	☐ Yes ☐ No	Is this a Charitable or Welfare Organization?	☐ Yes ☐ No
Is this a Cemetery?	☐ Yes ☐ No	Is this a Private Annuity?	☐ Yes ☐ No
Is this a Union?	☐ Yes ☐ No		

All information must be supplied. **At least one residential street address is required.** We cannot establish an account unless you provide at least one telephone number where you can be reached.

The Funds typically do not offer shares to non-U.S. residents.

2. Address (Required)

Street Address (PO Box not accepted). For Individual Trusts, if address of Trustee and Co-Trustee is different, please include separately.

Street Address

City

State

Zip Code

Daytime Telephone Number

Evening Telephone Number

Mailing Address (if different from Street address). For Individual Trusts, if address of Trustee and Co-Trustee is different, please include separately.

Street Address (PO Box accepted)

City

State

Zip Code

Street Address (PO Box accepted)

FIRST EAGLE INVESTMENT MANAGEMENT

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New Account Application Effective September 2020

Once your account statements are available, you will receive an email prompting you to login to our website. (If preferred, you may login to our website at www.feim.com and immediately gain access to your account and set up electronic delivery.)

3. Electronic Delivery

By selecting the item(s) below and supplying your e-mail address, you are expressing interest in receiving these documents online instead of in paper format by regular mail.

☐ Account Statements ☐ Annual/Semi-Annual Reports and Prospectuses ☐ Confirmations

Email Address

4. Transfer on Death

☐ Add Transfer on Death to this account (only applies to Individual or Joint Tenant with Rights of Survivorship accounts)

Please note that the % of designation(s) must total 100%. Attach a separate sheet to make additional beneficiary designations.

Primary Beneficiary(ies) (Cannot be an Estate.)

I designate the individual(s) named below the Beneficiary(ies) of my account. I revoke all prior Beneficiary designations, if any, made by me for these assets.

Primary Beneficiary A

First Name, Middle Initial, Last Name

Street Address

City | State | Zip Code

Social Security Number | Date of Birth (MM/DD/YYYY)

Relationship | % of Account

Primary Beneficiary B

First Name, Middle Initial, Last Name

Street Address

City | State | Zip Code

Social Security Number | Date of Birth (MM/DD/YYYY)

Relationship | % of Account

Contingent beneficiaries will only receive the account if the Primary Beneficiary predeceases the account owner. Please list any other contingent beneficiaries on a separate page.

Contingent Beneficiary(ies) (Optional. Cannot be an Estate.)

Contingent Beneficiary A

First Name, Middle Initial, Last Name

Street Address

City | State | Zip Code

Social Security Number | Date of Birth (MM/DD/YYYY)

Relationship | % of Account

Contingent Beneficiary B

First Name, Middle Initial, Last Name

Street Address

City | State | Zip Code

Social Security Number | Date of Birth (MM/DD/YYYY)

Relationship | % of Account

FIRST EAGLE INVESTMENT MANAGEMENT

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New Account Application Effective September 2020

5. Your Investment Dealer's Information

Complete only if applicable.

Please note if you do not have an Investment Dealer on your account, you may only invest in I shares, which have an initial purchase minimum of $1,000,000.

First Name, Middle Initial, Last Name | Advisor ID Number | Branch ID Number

Branch Address | City | State | Zip Code

Firm Name | Telephone Number

6. Investment Selection

Please make checks payable to "First Eagle Credit Opportunities Fund." Third-party checks, starter checks and cash equivalents — such as travelers checks, cashier checks and money orders — cannot be accepted to purchase shares.

Please see the current Prospectus for the different sales charges and expenses.

You must select a share class.

The minimum initial investments are as follows: $2,500 for Class A; $1,000,000 for Class I. If you do not have an Investment Dealer on your account, you may only invest in I shares, which have an initial purchase minimum of $1,000,000.

First Eagle Credit Opportunities Fund $ ______ Share Class ☐ A ☐ I

Total Investment $ ______

7. Cost Basis Election

Prior to completing this section, you may wish to consult your accountant or tax adviser.

Please indicate which type of cost basis reporting you would like First Eagle Opportunities Fund to furnish you and the IRS for all accounts.

If you select Specific Lot, a secondary method is required. If no selection is made, it will default to First in, First out (FIFO)

Note: If no option is selected, First Eagle Credit Opportunities Fund will default your cost basis election to Average Cost

On October 3, 2008, the Emergency Economic Stabilization Act, HR 1424, was signed into law, which included provisions from the Energy Improvement and Extension Act of 2008, requiring mutual funds to provide cost basis reporting to their customers and the IRS. First Eagle Credit Opportunities Fund will provide cost basis information to you and the IRS for shares purchased on and after January 1, 2012 (covered shares). If you have purchases or transfers made into your account with shares purchased prior to January 1, 2012 (non-covered shares), we may be able to provide you an average cost for these shares. The cost basis accounting method elected below will be used for all accounts established by this application and any future accounts established unless you provide a different method.

☐ **Average Cost** – Calculates the cost of shares in an account by averaging the cost of all purchases made after January 1, 2012. Shares will be redeemed in a first-in first-out order for the average cost method.

☐ **First-In First-Out** – Shares acquired first in the account are the first shares depleted.

☐ **Last-In First-Out** – Shares acquired last in the account are the first shares depleted.

☐ **High Cost** – Shares acquired with the highest cost per share are the first shares depleted.

☐ **Low Cost** – Shares acquired with the lowest cost per share are the first shares depleted.

☐ **Loss/Gain Utilization** – Depletes shares with losses before gains, consistent with the objective of minimizing taxes. For shares that yield a loss, shares owned one year or less (short-term) will be redeemed before shares owned more than one year (long-term). For gains, long-term shares will be redeemed before short-term gains. With favorable long-term gains rates, long-term gains are given priority over short-term gains to reduce tax liability.

☐ **Specific Lot** – Shareholder selects which lots to deplete at time of each redemption. When selecting Specific Lot, please choose a secondary method to be used as an alternate in the event specific lot depletion information is not provided:

☐ First-In First-Out ☐ Last-In First-Out ☐ Loss/Gain Utilization
☐ High Cost ☐ Low Cost

8. Distribution Options

Select one of the following to add dividend and/or capital gain options. If no selection is provided, dividends and capital gains will be reinvested.

☐ Reinvest dividends and capital gains.
☐ Pay dividends and capital gains in cash.
☐ Reinvest dividends and pay capital gains in cash.
☐ Pay dividends in cash and reinvest capital gains.

Select one of the following if you have checked any option for a cash distribution.

☐ Send a check to my/our address of record.
☐ Send via ACH to my/our bank. (Please see Section 9 to add banking information.)

FIRST EAGLE INVESTMENT MANAGEMENT

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New Account Application Effective September 2020

Required for automatic investments and telephone redemptions by wire or ACH.

Please attach a pre-printed voided check or deposit slip/statement below.

9. Bank Information

First Eagle Funds is hereby authorized to credit my/our account by electronically debiting my/our bank account. This authority is to remain in effect until notice has been received by the Funds that it has been revoked.
First Eagle Funds shall be fully protected in honoring such debit and further agree that if such debit is dishonored, whether with or without cause, First Eagle Credit Opportunities Fund shall be under no liability whatsoever.

☐ Use bank information from the attached check

Bank Name

Name(s) on Bank Account

Please attach a pre-printed voided check or deposit slip/statement here.

You can invest your funds automatically by completing the following information, attaching a pre-printed, voided check or savings deposit slip/statement above, and returning it to First Eagle Credit Opportunities Fund. You will receive a confirmation of each transaction.

NOTE: The investment program will start at least seven days after the initial set-up.

10. Automatic Investment Program

($2,500 initial minimum investment for class A mentioned in section 6 does not apply on an Automatic Investment Program)

Please choose the date and frequency of your investment:

Date of Investment: ☐ 5th ☐ 20th

Frequency of Investment: ☐ Semi-Monthly ☐ Monthly ☐ Quarterly

Starting Month

Fund Name

$ Amount (minimum of $100)

Fund Name

$ Amount (minimum of $100)

For each investment you make, you must notify us that a Letter of Intent is on file, along with the account numbers associated with the letter. Please refer to the Prospectus for additional information.

11. Letter of Intention

Under the terms of the prospectus, I agree to accumulate in a 13-month period an amount equal to or in excess of:

☐ $25,000 ☐ $50,000 ☐ $100,000 ☐ $250,000

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FIRST EAGLE INVESTMENT MANAGEMENT

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New Account Application Effective September 2020 Complete this section to receive duplicate statements and/or con-firmations. To add additional names and addresses, please include a separate letter of instruction. 12. Interested Parties/Additional Mail (To receive duplicate statements and/or confirmations) I want the following party to receive duplicate: Statements Confirmations Both First Name, Middle Initial, Last Name Street Address City StateZip Code Please read and sign the following. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. 13. Signatures and Authorization By signing this application, I/we certify that I/we have received and read a current Prospectus for each First Eagle Credit Opportunities Fund (“Fund”) in which I/we am/are investing in. I/We understand the investment objectives, policies, and risks of investing in the Fund(s) and it is consistent with my/our investment objectives, income, assets, experience, and risk tolerances, and as the account owner, I/we are fully responsible for monitoring the account and for all investment decisions and instructions concerning the account and agree to be bound by the terms of each Fund’s Prospectus, as amended from time to time, for existing and future First Eagle Funds accounts I/we establish or exchange into at a later date. I/We certify that I/we am/are of legal age in the state of my/our residence and have full authority to purchase or redeem shares of the Fund(s) and to establish and use any related privileges. Under penalty of perjury, I/we certify that: (i) the taxpayer identification number(s) indicated on this application is/are correct; (ii) I/we am/are a U.S. citizen(s)/person or Resident Alien(s); and (iii) I/we have not been notified by the IRS that I/we am/are subject to backup withholding as a result of failing to report all interest and dividend earnings, or if notified, I/ we have received notification that backup withholding is no longer required. (If you have been notified that backup withholding is required, strike out this item.) By signing this application I/we also certify that: (i) unless otherwise disclosed on this form, I/we am/are making this investment on my/our own behalf; (ii) I/we am/are not involved in any money laundering schemes, the source of this investment is not derived from any unlawful or criminal activities, and I/we agree to provide further information or documents deemed necessary by First Eagle Funds or their transfer agent to comply with the applicable anti-money laundering and/or “know your customer” regulations; and (iii) the information provided on this form is true, correct and complete. I/We undertake to notify the Funds immediately of any change in any representation or other information relating to me/us provided on this form. If we are a Trust or otherwise acting as an intermediary we agree that: (i) the representations made on this form are made on behalf of the Underlying Investors, and we have all requisite power and authority from the Underlying Investors to make representations on this form; (ii) we carry out due diligence with respect to the identity, background and source of funds of all Underlying Investors, and agree to provide further assurances regarding ourselves and/or the Underlying Investors as First Eagle Funds may reasonably require; and (iii) we are not aware of any reasons which would prevent First Eagle Funds from accepting an investment directly by an Underlying Investor (in particular, no Underlying Investor is named on any Office of Foreign Assets Control (“OFAC”) lists, or any other lists designated by the U.S. government in relation to money laundering, or is a citizen or resident of, or located in, a country as to which OFAC sanctions would prohibit investment in the Funds). / / Account Owner’s Signature Date (MM/DD/YYYY) / / Joint Account Owner’s Signature (if applicable) Date (MM/DD/YYYY) 14. Mail the completed form to: Regular Mail: First Eagle Credit Opportunities Fund P.O. Box 219324 Kansas City, MO 64121-9324 Please retain a photocopy of the completed application for your records. Make checks payable to “First Eagle Credit Opportunities Funds.” Overnight Mail: First Eagle Credit Opportunities Fund 330 West 9th Street Kansas City, MO 64105 First Eagle Credit Opportunities Fund is offered by FEF Distributors, LLC. www.feim.com First Eagle Investment Management, LLC 1345 Avenue of the Americas, New York, NY 10105-0048 Page 6